Exhibit 1.1

1,700,000 Shares

NV5 GLOBAL, INC.

Common Stock

UNDERWRITING AGREEMENT

May 13, 2016

Roth Capital Partners, LLC
   as representative of the several Underwriters
888 San Clemente Drive
Newport Beach, CA 92660

Ladies and Gentlemen:

NV5 Global, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named on Schedule I hereto (the “Underwriters,” or, each an “Underwriter”) an aggregate of 1,700,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Company has granted the Underwriters the option to purchase an aggregate of up to 255,000 additional shares (the “Option Shares”) of the Company’s Common Stock as may be necessary to cover over-allotments made in connection with the offering (the Firm Shares and the Option Shares are herein collectively called the “Shares”). Roth Capital Partners, LLC (“Roth”) is acting as representative of the several Underwriters (in such capacity, the “Representative.”

The Company and the Underwriters hereby confirm their agreement as follows:

1.            Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-206644) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder and such amendments to such registration statement (including post-effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post-effective amendments) has been declared effective by the Commission. Such registration statement, as amended (including post-effective amendments thereto), the exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and the Rules and Regulations, and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. The prospectus filed with the Commission included in or incorporated by reference into the Registration Statement at the time it was declared effective by the Commission, as amended, modified or supplemented and filed with the Commission after such effective date and prior to the date hereof pursuant to Rule 424(b)(3), is herein called the “Base Prospectus.”

     The Company has filed or proposes to file with the Commission pursuant to Rule 424 under the Securities Act a preliminary prospectus supplement relating to the Shares (the “Preliminary Prospectus Supplement”) and a final prospectus supplement relating to the Shares (the “Final Prospectus Supplement”). The Final Prospectus Supplement together with the Base Prospectus is hereinafter called the “Final Prospectus.” The Final Prospectus together with the Preliminary Prospectus Supplement is hereinafter called the “Prospectus.” Any reference herein to the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Final Prospectus or a Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to the Rules and Regulations. Any reference herein to the Base Prospectus, the Final Prospectus or a Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Prospectus.

     For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Final Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Final Prospectus, or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements, pro forma financial information and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in or incorporated by reference into the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Final Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Final Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.             Representations and Warranties of the Company Regarding the Offering.

(a)     The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of the Closing Date (as defined in Section 4(c) below), except as otherwise indicated, as follows:

(i)     At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto conformed or will conform in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined in Section 2(a)(iii) below) as of the date hereof and at the Closing Date, and the Final Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use in the preparation thereof. The Registration Statement (including each document incorporated by reference therein) contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No stop order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)     The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and any Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, were filed on a timely basis with the Commission and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)     (A) The Company has provided a copy to the Representative of each Issuer Free Writing Prospectus (as defined below) used in the sale of the Shares. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no stop order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the Time of Sale Disclosure Package or Final Prospectus, no Issuer Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the public offer and sale of the Shares, has, does or will include any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use in the preparation thereof. As used in this paragraph and elsewhere in this Agreement:

(1)         “Time of Sale Disclosure Package” means the Base Prospectus, the Preliminary Prospectus Supplement, each Issuer Free Writing Prospectus listed on Schedule II, and any description of the transaction provided by the Representative on behalf of any Underwriter included on Schedule III.

(2)        “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act. For the avoidance of doubt, the term “Issuer Free Writing Prospectus” shall not include any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was prepared by any Underwriter or provided to any person by any Underwriter without the knowledge and consent of the Company.

(B) At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C) Each Issuer Free Writing Prospectus satisfied, as of its date of first use and at all subsequent times of its use through the Prospectus Delivery Period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(iv)     The financial statements of the Company, together with the related notes, included in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the consolidated financial condition of the Company as of the dates indicated and the consolidated results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in or incorporated by reference into the Registration Statement present fairly the information required to be stated therein. Except as included therein, no other financial statements, pro forma financial information or schedules are required under the Securities Act to be included in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus. The pro forma and pro forma as adjusted financial information and the related notes, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission promulgated thereunder and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. To the Company’s knowledge, each of Deloitte & Touche LLP and Grant Thornton LLP each of which has expressed its opinion with respect to certain of the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement or incorporated by reference into, the Time of Sale Disclosure Package and the Final Prospectus is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations. To the Company’s knowledge, Wiss & Company, LLP, which has expressed its opinion with respect to certain of the financial statements filed as a part of the Registration Statement and included in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, are independent certified public accountants with respect to The RBA Group, Inc., Engineers, Architects and Planners, et al, a New Jersey corporation (T/A The RBA Group) (collectively, “RBA”) within the meaning of the American Institute of Certified Public Accountants (“AICPA”) professional standards and the applicable rules and regulations thereunder. All disclosures contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(v)     The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package, or the Final Prospectus.

(vi)     All statistical or market-related data included in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(vii)     The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that (i) are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer or persons performing similar functions; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Time of Sale Disclosure Package; (iii) are effective in all material respects to perform the functions for which they were established. The Company also maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America (“GAAP”); and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus fairly presents in all material respects the information called for and are prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. There has been no (i) significant deficiency or material weakness in the Company’s design or operation of internal controls over financial reporting required to be disclosed that was not so disclosed or (ii) fraud, whether or not material, that involves executive officers or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has been no change in the Company’s internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(viii)     The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed or approved for listing on The NASDAQ Capital Market (“NASDAQ”). There is no action pending to delist the Common Stock from NASDAQ, nor has the Company received any notification that NASDAQ is contemplating terminating such listing. As of the Closing Date, the Shares will have been duly authorized for listing on NASDAQ, subject to official notice of issuance.

(ix)     The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x)     The Company is not and during the past three years neither the Company nor any predecessor was: (A) a blank check company as defined in Rule 419(a)(2) of the Securities Act, (B) a shell company, other than a business combination shell company, each as defined in Rule 405 of the Securities Act, or (C) an issuer for an offering of penny stock as defined in Rule 3a51-1 of the Exchange Act

(xi)     The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended

(xii)     The Company was at the time of filing the Registration Statement, and at the date hereof, remains eligible to use Form S-3 under the Securities Act.

(xiii)     All of the Company’s officers and directors that are subject to Section 16 of the Exchange Act are listed on Schedule V hereto.

(b)     Any certificate signed by any officer of the Company and delivered to the Representative or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.           Representations and Warranties Regarding the Company.

(a)     The Company represents and warrants to and agrees with the several Underwriters, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as follows:

(i)     Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii)     The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)     The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by-laws.

(iv)     Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation or by-laws, except, in the case of any subsidiary of the Company, where the violation, breach or default is not reasonably likely to result in a Material Adverse Effect.

(v)     All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vi)     All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. Except for the issuances of options or restricted stock in the ordinary course of business, and other than in respect of the Shares, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Shares, when issued and duly paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, issued in compliance with all applicable securities laws, and be free of preemptive, registration or similar rights.

(vii)     Each of the Company and its subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary other than as described or reflected in the Registration Statement. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (A) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and (B) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii)     Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (A) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (B) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (C) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to any stock split described in the Registration Statement or due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business or the issuance of shares of common stock to directors in lieu of their director fees), (D) there has not been any material change in the Company’s long-term or short-term debt, and (E) there has not been the occurrence of any Material Adverse Effect.

(ix)     There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which, if resolved adversely to the Company is reasonably likely to result in a Material Adverse Effect.

(x)     The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xi)     The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(xii)     The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice alleging any such infringement or fee.

(xiii)     The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xiv)     Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xv)     The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xvi)     No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(xvii)    Neither the Company, its subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(xviii)   No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xix)     To the Company’s knowledge, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriter or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriter’s compensation, as determined by FINRA.

(xx)      Except as disclosed to the Representative in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (A) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (B) any FINRA member, or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxi)     None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxii)    To the Company’s knowledge, no (A) officer or director of the Company or its subsidiaries, (B) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (C) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Underwriters and their counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxiii)   Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxiv)     The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans, other employee compensation plans, in lieu of director fees or pursuant to outstanding convertible securities, options, rights or warrants.

4.           Purchase, Sale and Delivery of Shares.

(a)     On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of the Firm Shares set forth opposite the names of the Underwriters in Schedule I hereto. The purchase price for each Firm Share shall be $24.4125 per Share (the “Per Share Price”).

(b)     The Company hereby grants to the Underwriters the option to purchase some or all of the Option Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, all or any portion of the Option Shares at the Per Share Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. The number of Additional Shares to be purchased by each Underwriter shall be the same percentage (as adjusted by the Representative to eliminate fractions) of the total number of Additional Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. This option may be exercised by the Representative at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice from the Representative to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Representative otherwise agree.

Payment of the purchase price for and delivery of the Option Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (c) below, including with regard to the conditions set forth in Section 6 below.

(c)     The Firm Shares will be delivered by the Company to the Representative against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. PST, on the third (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares or the Option Shares, as applicable, is referred to herein as the “Closing Date.” If the Representative so elects, delivery of the Firm Shares and Option Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Representative.

5.            Covenants.

(a)     The Company covenants and agrees with the Underwriters as follows:

(i)     During the period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(ii)     From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package or the Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iii)     During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during such period any event occurs as a result of which the Final Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or its counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, Prospectus supplement or document, and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) so as to correct such statement or omission or effect such compliance.

(iv)     If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or any Prospectus or would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)     The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(vi)     The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement, each Prospectus, or any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vii)     The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(viii)     The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriter’s counsel incurred in connection with any qualification of the Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriters shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the reasonable filing fees and reasonable fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Shares, (F) NASDAQ listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. In addition to the foregoing, the Company will reimburse Roth Capital Partners, LLC (“Roth”) for its reasonable, documented out-of-pocket expenses incurred in connection with the purchase and sale of the Shares contemplated hereby (the “Representative’s Expenses”). If this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or Section 9, the Company will reimburse the Representative for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Representative in connection with its investigation, preparing to market and marketing of the Shares or in contemplation of performing its obligations hereunder. Notwithstanding the foregoing, the maximum amount payable by the Company for fees and disbursements of the Representative and the underwriters’ counsel pursuant to this Section 5(a)(viii) exclusive of the Representative’s Expenses shall be $75,000 with respect to any other fees or disbursements of the Underwriters’ counsel, exclusive of any indemnity obligations that the Company may have.

(ix)     The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Final Prospectus.

(x)     The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xi)     The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(xii)     The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending 90 days after the date hereof (“Lock-Up Period”), (A) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (C) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding exhibits thereto) or the Prospectus, (3) the issuance by the Company of shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock in connection with the acquisition by the Company of the securities, business, technology, property or other assets of another person or entity, provided that such aggregate number of shares of Common Stock issued pursuant to this clause (3) during the Lock-Up Period shall not exceed five percent of the total shares of Common Stock outstanding as of the date hereof, (4) the issuance of employee stock options not exercisable during the Lock-Up Period, the grant of restricted stock awards or restricted stock units to employees, officers or directors of the Company, or the issuance of shares of Common Stock to directors of the Company in lieu of directors’ fees in an amount consistent with past practices, in each case pursuant to equity incentive plans described in the Registration Statement and the Prospectus, or (5) the issuance of shares of Common Stock pursuant to the NV5 Global, Inc. Employee Stock Purchase Plan. Notwithstanding the foregoing, if the Company ceases to be an “Emerging Growth Company” at any time prior to the expiration of the Lock-Up Period and if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waives such extension in writing.

(xiii)     The Company agrees to promptly notify the Representative if the Company ceases to be an “Emerging Growth Company” at any time prior to the later of (A) the completion of the 90-day restricted period referred to in Section 5(a)(xii) hereof and (B) the completion of the distribution of the Shares within the meaning of the Securities Act; provided, however, that the Company shall be under no obligation to provide such notification after the completion of the 90-day restricted period unless the Representative has previously notified the Company that it is still undertaking such distribution as of the completion of this restricted period.

6.           Conditions of the Underwriter’s Obligations. The obligations of the Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)     If the filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) promulgated under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission or the Underwriter for additional information (to be included in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriter’s satisfaction.

(b)     The Common Stock shall be qualified for listing on the NASDAQ Capital Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from NASDAQ, nor shall the Company have received any information suggesting that the Commission is contemplating terminating such registration or listing.

(c)     FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)     The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading and the Company shall not have promptly taken such action as is necessary to cure such untrue statement of material fact or material omission of fact.

(e)     On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f)     On the Closing Date, there shall have been furnished to the Representative the opinion and negative assurance letter of Akerman LLP, dated the Closing Date and addressed to the Underwriters, in form and substance as set forth in Schedule IV hereto.

(g)     The Representative shall have received on and as of the Closing Date an opinion of Loeb & Loeb LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)     The Representative shall have received a letter of Deloitte & Touche LLP, on the date hereof and on the Closing Date addressed to the Underwriters, in a form acceptable to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Representative.

(i)     The Representative shall have received a letter of Grant Thornton LLP, on the date hereof and on the Closing Date addressed to the Underwriters, in a form acceptable to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Representative.

(j)     The Representative shall have received a letter of Wiss & Company, LLP, on the date hereof addressed to the Underwriters, in a form acceptable to the Underwriters, confirming that they are independent certified public accountants with respect to RBA within the meaning of the AICPA professional standards and the applicable rules and regulations thereunder and confirming, as of the date of each such letter, the conclusions and findings of said firm with respect to the financial information and other matters required by the Representative.

(k)     On the Closing Date, there shall have been furnished to the Representative a certificate, dated the Closing Date and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)     The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)     No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)     There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

(l)     The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the offer and sale of the Shares, including as an exhibit thereto this Agreement.

(m)     On or before the date hereof, the Representative shall have received duly executed “lock-up” agreements, in a form attached hereto as Exhibit A, between the Underwriters and each party named on Schedule V.

(n)     The Company shall have furnished to the Representative and Underwriters’ counsel such additional documents, certificates and evidence as the Representative or Underwriters’ counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Section 5(a)(viii), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7.            Indemnification and Contribution.

(a)     The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or the Time of Sale Disclosure Package, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f), other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of such Underwriter.

(b)     Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

(c)     Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof, and the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)     If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount of the Underwriters’ discounts and commissions referenced in Section 4(a) actually received by the Underwriters pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)     The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)     For purposes of this Agreement, the Representative confirms, and the Company acknowledges, that there is no information concerning the Underwriters furnished in writing to the Company through the Representative by or on behalf of any Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, other than the statements set forth in the last paragraph on the cover page of the Final Prospectus and the statements set forth in the “Underwriting” section of the Final Prospectus and Time of Sale Disclosure Package, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters.

8.            Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters and the Company contained in Section 5(a)(viii) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

9.            Termination of this Agreement.

(a)     The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Capital Market or trading in securities generally on the Nasdaq Global Market, New York Stock Exchange or NYSE Amex shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market or New York Stock Exchange, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, or (v) there shall have occurred any attack on or outbreak or escalation of hostilities or act of terrorism involving the United States resulting in any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(viii) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b)     If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

10.          Default by One or More Underwriters.

(a)     If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, the Representative may in its discretion arrange for another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that the Representative has so arranged for the purchase of such Shares, or the Company notifies the Representative that the Company has so arranged for the purchase of such Shares, the Representative or the Company shall have the right to postpone its purchase of the Shares for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Disclosure Package or the Final Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)     If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares which remain unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at the Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)     If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at the Closing Date (other than by reason of any default on the part of the Company), or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then the Company will have the right, by written notice given within the following 36-hour period to the Representative, to terminate this Agreement.

11.        Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative, shall be mailed, delivered or telecopied to Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, telecopy number: (949) 720-7227, and if to the Company, shall be mailed, delivered or telecopied to it at NV5 Global, Inc., telecopy number: (954) 495-2101, Attention: Richard Tong; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.        Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.

13.        Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as an underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether such Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

14.        Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.        Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

17.        Authority of the Representative. In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all the Underwriters.

18.        Submission to Jurisdiction. The Company irrevocably (a) submits to the jurisdiction of any court of the State of California for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Final Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, AND THE PROSPECTUS.

19.        Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours, NV5 GLOBAL, INC.

By: /s/ Dickerson Wright Name: Dickerson Wright Title: Chairman and Chief Executive Officer

Confirmed as of the date first above-
mentioned by the Underwriters.

ROTH CAPITAL PARTNERS, LLC Acting on their own behalf
and as Representative of several
Underwriters referred to in the
foregoing Agreement

By: /s/ Aaron M. Gurewitz
Name: Aaron M. Gurewitz
Title: Head of Equity Capital Markets

[Signature page to Underwriting Agreement]

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Shares to be Purchased	Number of Additional Shares to be Purchased

Roth Capital Partners, LLC	1,615,000	242,250
Seaport Global Securities LLC	85,000	12,750
	1,700,000	255,000
TOTAL

Schedule I-1

SCHEDULE II

None.

Schedule II-1

SCHEDULE III

None.

Schedule III-1

SCHEDULE V

Parties Subject to Lock-Up

Dickerson Wright

Wright Family Trust dated 12/12/90

Katherine Wright 2010 GRAT dated 6/28/10

Dickerson Wright 2010 GRAT dated 6/28/10

Katherine Wright 2012 GRAT dated 11/9/12

Dickerson Wright 2012 GRAT dated 11/9/12

Alexander Hockman

Donald Alford

Mary Jo O'Brien

Richard Tong

Michael Rama

Gerald J. Salontai
François Tardan
Jeffrey A. Liss

William D. Pruitt

Schedule V-1

EXHIBIT A

Form of Lock-Up Agreement

May 13, 2016

ROTH CAPITAL PARTNERS, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Re:      NV5 Global, Inc.

Ladies and Gentlemen:

As an inducement to the underwriters (the “Underwriters”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) by the Underwriter of shares (the “Shares”) of the Company’s common stock (the “Common Stock”), of NV5 Global, Inc., a corporation organized and existing under the laws of State of Delaware (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Roth Capital Partners, LLC (“Roth”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities,”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

Exhibit A-1

In addition, the undersigned agrees that, without the prior written consent of Roth, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock other than as contemplated in the registration statement relating to the Offering.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the date of the final prospectus used to sell Shares in the Offering pursuant to the Underwriting Agreement, provided, however, that if the Company ceases to be an “Emerging Growth Company” at any time prior to the expiration of the Lock-Up Period and if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Roth waives, in writing, such extension.

The undersigned hereby acknowledges that the Company will be requested to agree in the Underwriting Agreement to provide written notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, (1) the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, and (2) if the undersigned is a corporation, company, business trust, association, limited liability company, partnership, limited liability partnership, limited liability limited partnership or other entity (collectively, the “Entities” or, individually, the “Entity”), the undersigned may transfer shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to any person or Entity which controls, is directly or indirectly controlled by, or is under common control with the undersigned and, if the undersigned is a partnership or limited liability company, it may transfer the Shares, shares of Common Stock or securities convertible into or exchangeable or exercisable for any Shares, shares of Common Stock to its partners, former partners or an affiliated partnership (or members, former members or an affiliated limited liability company) managed by the same manager or managing partner (or managing member, as the case may be) or management company, or managed by an entity controlling, controlled by, or under common control with, such manager or managing partner (or managing member) or management company in accordance with partnership (or membership) interests; provided, in each case of transfer pursuant to clause (1) or (2), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Exhibit A-2

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for any Shares, shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company or the Underwriters inform the other that it does not intend to proceed with the Offering, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or (iii) the Offering is not completed by July 31, 2016.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the parties thereto.

[Signature Page Follows]

Exhibit A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT A-4